Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of DJSP Enterprises, Inc. of our report dated September 11, 2009, relating to our audits of the combined carve-out financial statements of DJS Processing Division and its Combined Affiliates, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Orlando, Florida
February 12, 2010